EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Contacts:
Media Relations	Media Relations	Investor Relations
Jenny Song	Sarah Welz	David Spille
webMethods, Inc.	webMethods, Inc.	webMethods, Inc.
(703) 251-6457	(703) 251-3207	(703) 460-5972
JSong@webMethods.com	SWelz@webMethods.com	DSpille@webMethods.com

WEBMETHODS COMPLETES ACQUISITION OF DANTE GROUP

Acquisition Delivers Industry’s Most Advanced Business Activity Monitoring Offering

FAIRFAX, Va. and BOULDER, Co. – October 13, 2003 – webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced that the company has completed the acquisition of The Dante Group, Inc., a Colorado-based provider of business activity monitoring software. This acquisition enables webMethods to offer customers the industry’s only product built from the ground up for real-time business activity monitoring and enterprise event management. Dante’s software product, to be renamed webMethods Optimize™, delivers real control to decision-makers over current and future business events.

Through the acquisition, webMethods is also obtaining Dante’s patent-pending Fingerprinting technology, enabling webMethods Optimize to learn behavioral patterns that impact business goals, events and activities. Fingerprinting allows enterprises to anticipate and recommend likely diagnosis and treatment plans of recognized problems to ensure quick resolutions and permanent improvements to business operations.

“With this acquisition, webMethods further fulfills its promise of delivering market-changing solutions that allow companies to run, measure and optimize their business,” said Phillip Merrick, chairman and CEO of webMethods, Inc. “webMethods customers will immediately benefit from a field proven solution which has been implemented on top of the webMethods Integration Platform.”

webMethods Optimize is ideally suited to address key issues found across a variety of industries:

•	In financial services, webMethods Optimize is designed to maximize revenue opportunities in arbitrage and reduces risk in payment and treasury management;

•	In government, BAM technology is designed to allow agencies to take proactive action against potential threats and make forward-looking decisions for Homeland Security;

•	In manufacturing, webMethods Optimize is designed to enable Six-Sigma reporting to track business service level performance over time;

•	In consumer packaged goods and retail, webMethods Optimize is designed to provide visibility into order management to identify process inefficiencies and determine their root causes;

•	In the travel and leisure industry, webMethods Optimize is designed to improve profitability by correlating real-time buyer activity to influence current promotions; and

•	In the highly competitive telecommunications sector, webMethods Optimize is designed to equip service providers with the power to prevent customer churn through effective management of order provisioning and promotions.

“webMethods Optimize is vastly more sophisticated than any other product available in the market,” said Debbie Rosen, senior vice president and general manager, BAM Business Unit, webMethods, Inc. “webMethods Optimize is the only business activity monitoring solution with neural-network technology that dynamically supports real-time event collection, analysis and correlation to deliver critical business performance indicators. This technology will impact and change the speed of business as we know it today.”

The acquisition includes all of Dante’s business activity monitoring technologies, current customers and employees. The transaction has been consummated and webMethods Optimize is available today.

webMethods will host a conference call to further discuss its recent acquisitions and vision for the company at 8:30 a.m. Eastern Time today. The conference call will be available via webcast at http://www.webmethods.com/investors or via dial-in at 800-967-7141 or 719-457-2630. A replay of the conference call will be available through midnight on October 17, 2003 at http://www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 333306.

About webMethods, Inc.

webMethods (Nasdaq : WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 950 enterprise customers worldwide to run, measure and optimize their business. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

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webMethods is a registered trademark, and Global Business Visibility and webMethods Optimize are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws, such as statements regarding webMethods’ new products and services and their performance, the anticipated dates of availability of acquired products, the size and strength of webMethods’ markets, webMethods’ future financial performance and cost savings, the anticipated contributions to webMethods’ future financial performance of acquired products or businesses, the timeframes by which webMethods anticipates the acquisitions will be accretive, and the business outlook of webMethods. The actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2003, and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2003, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations webpage at www.webMethods.com. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.